 Exhibit 99.1
NEWS RELEASE

Date	From
February 19, 2019	Rich Sheffer
NEWS RELEASE	1.727.853.3079
Vice President Investor Relations, Risk Management and Treasurer
Welbilt, Inc.

WELBILT REPORTS 2018 FOURTH QUARTER AND FULL YEAR OPERATING RESULTS

Delivers solid sales growth and improved cash generation over prior year; provides 2019 sales, margin and EPS guidance

New Port Richey, FL. - February 19, 2019 - Welbilt, Inc. (NYSE:WBT), today announced financial results for its 2018 fourth quarter and annual periods.

2018 Fourth Quarter Highlights

•	Net sales were $406.1 million, an increase of 11.0 percent from prior year; Organic Net Sales increased 6.0 percent

•	Net earnings were $24.3 million, a decrease of 63.7 percent; Adjusted Net Earnings were $25.4 million, a decrease of 33.2 percent

•	Diluted net earnings per share were $0.17, a decrease of 63.8 percent; Adjusted Diluted Net Earnings Per Share were $0.18, a decrease of 30.8 percent

•	Earnings from operations were $51.9 million, a decrease of 13.8 percent; as a percent of net sales, earnings from operations were 12.8 percent, a decrease of 370 basis points

•
Adjusted Operating EBITDA was $72.7 million, a decrease of 3.2 percent; Adjusted Operating EBITDA margin was 17.9 percent, a decrease of 260 basis points and was negatively impacted by 30 basis points from the Crem® acquisition

•	Net cash used in operating activities was $68.5 million, an improvement of 10.1 percent; Free Cash Flow was $80.3 million, an increase of 36.3 percent.

2018 Full Year Highlights

•	Net sales were $1,590.1 million, an increase of 10.0 percent from prior year; Organic Net Sales increased 5.0 percent

•	Net earnings were $75.5 million, a decrease of 43.2 percent; Adjusted Net Earnings were $110.5 million, a decrease of 0.4 percent

•	Diluted net earnings per share were $0.53, a decrease of 43.6 percent; Adjusted Diluted Net Earnings Per Share were $0.78, a decrease of 1.3 percent

•	Earnings from operations were $216.8 million, a decrease of 1.7 percent; as a percent of net sales, earnings from operations were 13.6 percent, a decrease of 170 basis points

•
Adjusted Operating EBITDA was $290.2 million, an increase of 4.8 percent; Adjusted Operating EBITDA margin was 18.3 percent, a decrease of 90 basis points and was negatively impacted by 20 basis points from the Crem acquisition

•	Net cash used in operating activities was $448.5 million, a decrease of 4.0 percent; Free Cash Flow was $106.5 million, an increase of 6.4 percent.

2019 Guidance

•	Net sales growth: between 3.0 and 6.0 percent (organic +2.0 to +5.0 percent, acquisition +1.0 percent, foreign currency translation +0.0 percent)

•	Adjusted Operating EBITDA margin: between 18.5 and 19.5 percent

•
Adjusted Diluted Net Earnings Per Share: between $0.71 and $0.81 per share; based on 141.8 million fully diluted shares outstanding; the effective tax rate for 2019 is forecasted to be between 28 and 30 percent; interest expense is expected to be between $92.0 and $97.0 million

"We are pleased to deliver another quarter of strong Organic Net Sales growth,” said Bill Johnson, Welbilt’s President and CEO. "Both EMEA and APAC delivered double-digit Organic Net Sales increases. In the EMEA segment, Organic Net Sales increased across multiple product lines including Convotherm®, Merrychef®, Garland®, Frymaster® and Multiplex®. In the APAC segment, Organic Net Sales increased from strong sales to large chains and from higher Fabristeel project sales. In the Americas segment, Organic Net Sales grew slightly as pricing realization in the general market offset tough comparable sales from large chains and KitchenCare® in last year's fourth quarter."

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

“Operationally, Adjusted Operating EBITDA continued to benefit from solid execution of our Simplification and Right-Sizing initiatives, higher volume, improved net pricing and the acquisition of Crem International. Our Adjusted Operating EBITDA margin decreased as these benefits were offset by higher incentive compensation costs, unfavorable product mix compared to last year and higher material cost inflation related to recently-enacted tariffs and from suppliers passing higher input costs to us. While Crem had a positive impact to Adjusted Operating EBITDA dollars, it was dilutive to our margin."

"Our Free Cash Flow improved over prior year, primarily from accounts payable and inventory. As a percentage of net earnings, Free Cash Flow was 330.5 percent in the fourth quarter and 141.1 percent for the year, once again demonstrating our ability to generate superior Free Cash Flow to delever our balance sheet and fund growth investments."

"Welbilt enters 2019 with top-line momentum following four consecutive quarters of solid organic growth and with a renewed focus on profitable growth. Our Organic Net Sales guidance range of 2.0 to 5.0 percent growth includes growth in all three segments. In the Americas, we expect sales to general market customers will grow due to slightly improved market conditions, share gains and higher price realization. We also expect KitchenCare aftermarket sales to improve in 2019. These increases are expected to offset lower large chain sales following 2018's rollouts. In EMEA, we expect to benefit from increased sales to general market customers. In APAC, we are forecasting higher sales to general market customers, along with increased KitchenCare and Fabristeel sales."

"Our 2019 Adjusted Operating EBITDA margin guidance range is between 18.5 and 19.5 percent. We expect net pricing to offset the impact of tariffs and material cost inflation. We are planning to add engineering resources into our plants to focus on implementing Lean processes, product cost takeouts and 80/20 product line simplification. In addition, we are undertaking an operational review of our Simplification and Right-Sizing initiatives to validate our long-term growth and margin targets and fine-tune our execution plans. We are planning to hold an Investor Day at our headquarters on May 14 to share the results of the review," concluded Johnson.

Tax Cuts and Jobs Act of 2017 Discussion
In December 2017, the U.S. government enacted the Tax Cuts and Jobs Act (the "Tax Act"), and in accordance with applicable guidance, we recorded certain estimates in our consolidated financial statements for the year ended December 31, 2017. We recorded additional benefits of $9.9 million and $7.3 million during the three months and year ended December 31, 2018, respectively, related to the remeasurement of the Deemed Repatriation Transition Tax. There were no other changes in our estimate for the reduction in the U.S. corporate income tax rate, cost recovery, valuation allowances or capital requirements and our accounting for the Tax Act is complete based upon applicable regulations and guidance issued as of December 31, 2018.

Revisions to Previously Issued Financial Statements and Preliminary Financial Data
In preparing its 2018 financial statements, the Company identified certain errors in its previously issued consolidated financial statements as of and for the years ended December 31, 2017 and 2016 and in its 2018 and 2017 unaudited condensed consolidated quarterly financial statements. The Company will correct these errors by revising its previously issued 2017 and 2016 financial statements in connection with the filing of its 2018 Annual Report on Form 10-K and will revise its unaudited 2018 quarterly financial statements in connection with the filing of its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2019. The financial and other information presented in this press release remain subject to the completion of our financial statements for purposes of reporting on the Annual Report on Form 10-K for the year ended December 31, 2018 and the operation of our annual controls related to the preparation of our financial statements. Potential adjustments, if any, may arise in the course of our completion of such customary procedures. The correction of these errors has been reflected within this press release.

The correction of the following errors had no effect on the Company's consolidated statements of operations, comprehensive income or equity for any period previously presented. Details of the errors are as follows:

•
A classification error related to a foreign short-term time deposit with an original maturity greater than three months was incorrectly classified as a cash and cash equivalent instead of a short-term investment. This error resulted in an overstatement in cash and cash equivalents and an understatement in short-term investments of $19.9 million and $18.7 million as of December 31, 2017 and December 31, 2016, respectively. The error also resulted in an overstatement in cash from investing activities of $18.7 million for the year ended December 31, 2016, and $14.3 million for each of the three months ended March 31, 2018, the six months ended June 30, 2018, and the nine months ended September 30, 2018.

•
A calculation error related to the adoption of Accounting Standards Update 2016-15 (“ASU 2016-15”), "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments," in 2018. As required by ASU 2016-15, the Company retrospectively applied the impact of such adoption to the corresponding 2017 periods in each of its 2018 Form 10-Q filings. Subsequent to the adoption and retrospective application of ASU 2016-15, an error was identified in the amount of previously reported cash receipts on beneficial interest in sold receivables. This error resulted in an overstatement (understatement) in cash flow from operating activities and the offsetting impact to investing activities of ($3.9) million and $5.8 million in the three months ended March 31, 2018 and 2017, ($20.9) million and $5.8 million in the six months ended June 30, 2018 and 2017, and ($43.4) million and $5.8 million in the nine months ended September 30, 2018 and 2017, respectively.

•
A calculation error related to the effect of exchange rate changes which resulted in an overstatement of cash flows from operating activities of $16.2 million and $1.8 million for the years ended December 31, 2017 and December 31, 2016 on the statement of cash flows. This error also resulted in an overstatement of cash flows from operating activities of $8.8 million and $3.6 million for the

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

three months ended March 31, 2018 and 2017, $3.3 million and $7.2 million for the six months ended June 30, 2018 and 2017, and $1.2 million and $14.0 million for the nine months ended September 30, 2018 and 2017.

For reconciliations between our previously reported and corrected amounts relating to the periods presented in this release, refer to the tables appearing at the end of this press release under the heading “Revisions of Prior Period Results.” Additional information regarding these revisions will be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

As a result of the errors identified, the Company has identified at least one material weakness in its internal control over financial reporting in addition to those reported in its Form 10-Q for the period ended September 30, 2018. The evaluation of the internal control over financial reporting is preliminary and there can be no assurance that additional material weaknesses will not be identified. Accordingly, management expects to disclose in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 that its internal control over financial reporting and its disclosure controls and procedures are not effective as of December 31, 2018 and expects to receive an adverse opinion on internal control over financial reporting as of December 31, 2018 from PricewaterhouseCoopers LLP.

Liquidity Discussion
Net cash used in operating activities in the fourth quarter was $68.5 million compared to $76.2 million in last year's fourth quarter. Net cash provided by investing activities in the fourth quarter was $149.1 million compared to $134.2 million in last year's fourth quarter. Both the current year and prior year amounts for net cash used by operating activities and net cash provided by investing activities reflect the impact of the adoption of Accounting Standards Update 2016-15, which is applicable to accounts receivable securitization programs and requires gross presentation and classification changes between the operating and investing sections on the consolidated statements of cash flows including retrospective recasting of prior period information for comparability. Free Cash Flow was $80.3 million in the quarter versus $58.9 million in last year's fourth quarter. During the quarter, net borrowings on our debt agreements decreased by $58.3 million. Our ending cash and cash equivalents balance was $70.4 million, an increase of $9.0 million in the quarter, as revised. The majority of our cash is held by our international subsidiaries. For the year, net cash used in operating activities was $448.5 million compared to $431.3 million in 2017. For the year, Free Cash Flow was $106.5 million versus $100.1 million in 2017.

Conference Call and Webcast
Welbilt will host a live conference call to discuss its 2018 fourth quarter earnings on Tuesday, February 19, 2019 at 10:00 am ET. A live webcast, supplemental presentation slides and replay of the call can be accessed on the Investor Relations page at www.welbilt.com. The webcast replay will be available for 30 days from Tuesday, February 19, 2019 at 1:00 pm ET. The information on our website is not a part of this release.

About Welbilt, Inc.
Welbilt, Inc. provides the world’s top chefs, premier chain operators and growing independents with industry-leading equipment and solutions. Our innovative products and solutions are powered by our deep knowledge, operator insights, and culinary expertise. Our portfolio of award-winning product brands includes Cleveland™, Convotherm®, Crem®, Delfield®, Frymaster®, Garland®, Kolpak®, Lincoln™, Manitowoc® Ice, Merco®, Merrychef® and Multiplex®. These product brands are supported by two service brands: FitKitchen®, our fully-integrated kitchen systems brand, and KitchenCare®, our aftermarket parts and service brand. Headquartered in the Tampa Bay region of Florida and operating 21 manufacturing facilities throughout the Americas, Europe and Asia, we sell through a global network of over 5,000 distributors, dealers, buying groups and manufacturers' representatives in over 100 countries. We have approximately 5,500 employees and generated sales of $1.6 billion in 2018. For more information, visit www.welbilt.com.

Forward-looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, our expectations regarding future results, our full-year financial outlook, descriptions of our operating and strategic plans and any assumptions on which those expectations, outlook or plans are based. Certain of these forward-looking statements can be identified by the use of words such as "anticipates," "believes," "intends," "estimates," "targets," "expects," "forecasts," "could," "will," "may," "plans," "projects," "assumes," "should" or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations and speak only as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, risks related to acquisitions, including our ability to realize the benefits of acquisitions in a manner consistent with our expectations and general integration risks; risks related to our substantial levels of indebtedness; world economic factors and ongoing economic and political uncertainty; realization of anticipated earnings enhancements, cost savings, strategic options and other synergies and the anticipated timing to realize those enhancements, savings, synergies, and options; our ability to source raw materials and commodities on favorable terms and successfully respond to and manage related price volatility; the ability to generate cash and manage working capital consistent with our stated goals; changes in the interest rate environment and currency fluctuations; the successful development and market acceptance of innovative new products; actions by competitors including competitive pricing; consumer and customer demand for products; compliance with, or uncertainty created by, existing, evolving or new laws and regulations, including recent changes in tax laws, tariffs and trade regulations and enforcement of such laws around the world; the risk that additional information may arise, due to completion of financial statements for purposes of reporting the Annual Report on Form 10-K for the year ended December 31, 2018 and the operation of our annual controls related to the preparation of our

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

financial statements or otherwise, that would require us to make further adjustments or revisions to our financial statements or delay the filing of our financial statements; our ability to successfully remediate the material weaknesses identified in our internal controls over financial reporting; and those additional risks, uncertainties and factors described in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K/A for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018 and in our other filings with the Securities and Exchange Commission ("SEC"). We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the date of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

For more information, contact:
Rich Sheffer
Vice President Investor Relations, Risk Management and Treasurer
Welbilt, Inc.
+1 (727) 853-3079
Richard.sheffer@welbilt.com

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

WELBILT, INC.
Consolidated Financial Information
(In millions, except share and per share data)

STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net sales	$406.1	$365.9	$1,590.1	$1,445.4
Cost of sales	265.5	233.1	1,020.9	908.5
Gross profit	140.6	132.8	569.2	536.9
Selling, general and administrative expenses	78.7	62.3	309.7	276.7
Amortization expense	9.8	7.8	37.0	31.2
Separation expense	—	0.1	0.1	1.6
Restructuring expense	0.3	2.3	6.0	10.8
(Gain) loss from impairment or disposal of assets — net	(0.1)	0.1	(0.4)	(4.0)
Earnings from operations	51.9	60.2	216.8	220.6
Interest expense	22.3	21.0	89.0	86.9
Loss on modification or extinguishment of debt	9.0	—	9.0	1.7
Other expense — net	1.1	2.4	29.8	10.6
Earnings before income taxes	19.5	36.8	89.0	121.4
Income taxes	(4.8)	(30.1)	13.5	(11.5)
Net earnings	$24.3	$66.9	$75.5	$132.9
Per share data
Earnings per share — Basic	$0.17	$0.48	$0.54	$0.96
Earnings per share — Diluted	$0.17	$0.47	$0.53	$0.94
Weighted average shares outstanding — Basic	140,224,025	139,351,361	140,023,635	138,995,541
Weighted average shares outstanding — Diluted	141,210,406	141,148,732	141,388,785	140,707,092

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

WELBILT, INC.
Consolidated Financial Information
(In millions, except share and per share data)

BALANCE SHEETS

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$70.4	$108.5
Restricted cash	2.8	0.3
Short-term investment	32.0	19.9
Accounts receivable, less allowance of $3.9 and $4.0 at December 31, 2018 and 2017, respectively	112.5	83.7
Inventories — net	190.6	152.3
Prepaids and other current assets	31.8	19.0
Total current assets	440.1	383.7
Property, plant and equipment — net	119.0	112.2
Goodwill	935.6	846.1
Other intangible assets — net	546.7	461.4
Other non-current assets	33.2	37.0
Total assets	$2,074.6	$1,840.4
Liabilities and equity
Current liabilities:
Accounts payable	$151.0	$103.6
Accrued expenses and other liabilities	182.5	169.5
Short-term borrowings	15.0	—
Current portion of capital leases	1.1	0.7
Product warranties	27.9	24.1
Total current liabilities	377.5	297.9
Long-term debt and capital leases	1,321.8	1,232.2
Deferred income taxes	103.9	91.3
Pension and postretirement health obligations	39.2	48.3
Other long-term liabilities	48.5	67.1
Total non-current liabilities	1,513.4	1,438.9
Commitments and contingencies
Total equity:
Common stock ($0.01 par value, 300,000,000 shares authorized, 140,252,693 shares and 139,491,860 shares issued and 140,252,693 shares and 139,440,470 shares outstanding at December 31, 2018 and 2017, respectively)	1.4	1.4
Additional paid-in capital (deficit)	(41.5)	(54.7)
Retained earnings	265.7	189.1
Accumulated other comprehensive loss	(41.6)	(32.0)
Treasury stock, at cost, 53,308 shares and 51,390 shares, at December 31, 2018 and 2017, respectively	(0.3)	(0.2)
Total equity	183.7	103.6
Total liabilities and equity	$2,074.6	$1,840.4

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

WELBILT, INC.
Consolidated Financial Information
(In millions, Unaudited)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2018	2017
Cash flows from operating activities
Net earnings	$75.5	$132.9
Adjustments to reconcile net earnings to cash used in operating activities:
Depreciation	18.0	16.7
Amortization of intangible assets	37.0	31.2
Amortization of debt issuance costs	5.5	5.5
Loss on extinguishment of debt	2.7	1.7
Deferred income taxes	(12.8)	(64.3)
Stock-based compensation expense	7.0	11.1
Gain from impairment or disposal of assets — net	(0.4)	(4.0)
Pension settlement	2.4	—
Loss on remeasurement of debt and other realized foreign currency derivative	23.4	—
Changes in operating assets and liabilities, excluding the effects of the business acquisition:
Accounts receivable	(590.4)	(541.2)
Inventories	(25.5)	(1.8)
Other assets	(8.9)	(0.6)
Accounts payable	39.3	(7.9)
Other current and long-term liabilities	(21.3)	(10.6)
Net cash used in operating activities	(448.5)	(431.3)
Cash flows from investing activities
Cash receipts on beneficial interest in sold receivables	576.4	552.1
Capital expenditures	(21.4)	(20.7)
Proceeds from sale of property, plant and equipment	—	12.3
Acquisition of intangible assets	(2.8)	(1.2)
Business acquisition, net of cash acquired	(215.6)	—
Purchase of short-term investment	(35.0)	—
Proceeds from maturity of short-term investment	20.7	—
Settlement of foreign exchange contract	(10.0)	—
Other	1.2	0.9
Net cash provided by investing activities	313.5	543.4
Cash flows from financing activities
Proceeds from long-term debt	475.5	155.0
Repayments on long-term debt and capital leases	(383.2)	(204.1)
Proceeds from short-term borrowings	30.0	4.0
Repayment of short-term borrowings	(15.0)	(4.0)
Debt issuance costs	(6.8)	(2.0)
Payment of deferred consideration	(1.4)	—
Exercises of stock options	6.2	4.8
Payments on tax withholdings for equity awards	(3.0)	(5.4)
Net cash provided by (used in) financing activities	102.3	(51.7)
Effect of exchange rate changes on cash	(2.9)	6.9
Net (decrease) increase in cash and cash equivalents and restricted cash	(35.6)	67.3
Balance at beginning of period	108.8	41.5
Balance at end of period	$73.2	$108.8

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

WELBILT, INC.
Consolidated Financial Information
(In millions, Unaudited)

STATEMENTS OF CASH FLOWS - CONTINUED

	Year Ended December 31,
	2018	2017
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$47.0	$34.3
Cash paid for interest, net of related hedge settlements	$94.6	$94.7

Supplemental disclosures of non-cash activities:
Non-cash investing activity: Beneficial interest obtained in exchange for securitized receivables	$744.7	$723.5
Non-cash financing activity: Equipment acquired through capital leases	$0.9	$—

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

SEGMENT INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except percentage data)	2018	2017	2018	2017
Net sales:
Americas	$297.2	$291.0	$1,228.4	$1,166.8
EMEA	106.3	72.3	385.1	296.5
APAC	67.2	51.8	229.1	190.2
Elimination of intersegment sales	(64.6)	(49.2)	(252.5)	(208.1)
Total net sales	$406.1	$365.9	$1,590.1	$1,445.4

Segment Adjusted Operating EBITDA:
Americas	$55.0	$68.5	$233.1	$240.7
EMEA	25.6	10.2	78.4	55.2
APAC	9.8	3.4	31.2	22.7
Total Segment Adjusted Operating EBITDA	90.4	82.1	342.7	318.6
Corporate and unallocated	(17.7)	(7.0)	(52.5)	(41.7)
Amortization expense	(9.8)	(7.8)	(37.0)	(31.2)
Depreciation expense	(4.8)	(4.6)	(18.0)	(16.7)
Transaction costs(1)	(0.4)	—	(7.1)	—
Other items (2)	(5.6)	—	(5.6)	—
Separation expense	—	(0.1)	(0.1)	(1.6)
Restructuring expense	(0.3)	(2.3)	(6.0)	(10.8)
Gain (loss) from impairment or disposal of assets — net	0.1	(0.1)	0.4	4.0
Earnings from operations	51.9	60.2	216.8	220.6
Interest expense	(22.3)	(21.0)	(89.0)	(86.9)
Loss on modification or extinguishment of debt	(9.0)	—	(9.0)	(1.7)
Other expense — net	(1.1)	(2.4)	(29.8)	(10.6)
Earnings before income taxes	$19.5	$36.8	$89.0	$121.4
(1) Transaction costs are associated with the Crem Acquisition. These costs include $1.9 million related to inventory fair value purchase accounting adjustments recorded in "Cost of sales" for the year ended December 31, 2018 and $0.4 million and $5.2 million of professional services and other direct acquisition and integration costs recorded in "Selling, general and administrative expenses" for the three months and year ended December 31, 2018, respectively.

(2) Other items are costs which are not representative of our operational performance. For the three months and year ended December 31, 2018, these costs include a $3.7 million loss on misappropriation of funds within our newly acquired Crem business, $1.3 million of costs associated with the restatement of previously issued consolidated financial statements in our Annual Report on Form 10-K/A for the year ended December 31, 2017 and $0.6 million of costs associated with other professional services. Each of these costs has been recorded in "Selling, general and administrative expenses" for the three months and year ended December 31, 2018.

Adjusted Operating EBITDA % by segment (3):
Americas	18.5%	23.5%	19.0%	20.6%
EMEA	24.1%	14.1%	20.4%	18.6%
APAC	14.6%	6.6%	13.6%	11.9%
(3) Adjusted Operating EBITDA % in the section above is calculated by dividing Adjusted Operating EBITDA by net sales for each respective segment.

Net sales by geographic area (4):
United States	$241.7	$235.3	$995.0	$945.6
Other Americas	26.7	24.1	112.0	95.0
EMEA	82.2	60.0	300.7	239.2
APAC	55.5	46.5	182.4	165.6
Total net sales by geographic area	$406.1	$365.9	$1,590.1	$1,445.4
(4) Net sales in the section above are attributed to geographic regions based on location of customer.

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

NON-GAAP FINANCIAL MEASURES

In this release, we use certain non-GAAP financial measures discussed below to evaluate our results of operations, financial condition and liquidity. We believe that the presentation of these non-GAAP financial measures, when viewed as a supplement to our results prepared in accordance with U.S. GAAP, provides useful information to investors in evaluating the ongoing performance of our operating businesses, provides greater transparency into our results of operations and is consistent with how management evaluates operating performance and liquidity. In addition, these non-GAAP measures address questions we routinely receive from analysts and investors and, in order to ensure that all investors have access to similar data we make this data available to all investors. None of the non-GAAP measures presented should be considered as an alternative to net earnings, earnings from operations, net cash used in operating activities, net sales or any other measures derived in accordance with U.S. GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for financial measures presented in accordance with U.S. GAAP. Our use of these terms may vary from the use of similarly-titled measures by other companies due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. We do not provide reconciliations of our forward-looking Adjusted Operating EBITDA margin and Adjusted Diluted Net Earnings Per Share guidance, which are presented on a non-GAAP basis, to the most directly comparable GAAP financial measure because the combined impact and timing of certain potential charges or gains is inherently uncertain, outside of our control and difficult to predict. Such items include, but are not limited to, restructuring expenses, separation expenses, acquisition-related transaction and integration costs, losses on modification or extinguishment of debt, foreign currency transaction gain or loss, various other charges not reflective of our operations and the tax impact of such non-GAAP adjustments. Accordingly, we cannot provide reconciliations without unreasonable effort and are unable to determine the probable significance of the unavailable information.

Free Cash Flow

In this release, we refer to Free Cash Flow, which represents net cash used in operating activities less capital expenditures plus cash receipts on our beneficial interest in sold receivables. We believe this non-GAAP financial measure is useful to investors in measuring our ability to generate cash internally to fund initiatives such as debt repayment, acquisitions, dividends and share repurchases. During the first quarter of 2018, we updated our definition of Free Cash Flow to include cash receipts on beneficial interest in sold receivables, which is now recorded in net cash provided by investing activities with the adoption of the accounting guidance in Accounting Standards Update ("ASU") 2016-15 effective January 1, 2018. Free Cash Flow reconciles to net cash used in operating activities presented in accordance with U.S. GAAP as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2017	2018	2017
Free Cash Flow:
Net cash used in operating activities (1)	$(68.5)	$(76.2)	$(448.5)	$(431.3)
Capital expenditures	(7.4)	(6.6)	(21.4)	(20.7)
Cash receipts on beneficial interest in sold receivables	156.2	141.7	576.4	552.1
Free Cash Flow	$80.3	$58.9	$106.5	$100.1

(1) For the three months and year ended December 31, 2017, net cash used in operating activities includes the effect of revisions discussed above and one additional misclassification associated with cash flow errors of $2.5 million and $17.0 million.

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

Adjusted Operating EBITDA

In addition to analyzing our results on a U.S. GAAP basis, management also reviews our results on an "Adjusted Operating EBITDA" basis. Adjusted Operating EBITDA is defined as net earnings before interest, income taxes, other expense-net, depreciation and amortization expense plus certain other items such as gain or loss from impairment of disposal of assets, restructuring expense, separation expense, loss on modification or extinguishment of debt, acquisition-related transaction and integration costs and certain other items. Management uses Adjusted Operating EBITDA as the basis on which it evaluates our financial performance and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses. Adjusted Operating EBITDA reconciles to net earnings presented in accordance with U.S. GAAP as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except percentage data)	2018	2017	2018	2017
Adjusted Operating EBITDA:
Net earnings	$24.3	$66.9	$75.5	$132.9
Income taxes	(4.8)	(30.1)	13.5	(11.5)
Other expense — net (1)	1.1	2.4	29.8	10.6
Loss on modification or extinguishment of debt	9.0	—	9.0	1.7
Interest expense	22.3	21.0	89.0	86.9
Earnings from operations	51.9	60.2	216.8	220.6
(Gain) loss from impairment or disposal of assets — net	(0.1)	0.1	(0.4)	(4.0)
Restructuring expense	0.3	2.3	6.0	10.8
Separation expense	—	0.1	0.1	1.6
Amortization expense	9.8	7.8	37.0	31.2
Depreciation	4.8	4.6	18.0	16.7
Transaction costs (2)	0.4	—	7.1	—
Other items (3)	5.6	—	5.6	—
Total Adjusted Operating EBITDA	$72.7	$75.1	$290.2	$276.9

Adjusted Operating EBITDA margin (4)	17.9%	20.5%	18.3%	19.2%

(1) Prior year presentation adjusted for the three months and year ended December 31, 2017 by $0.4 million and $1.5 million, respectively. This relates to periodic pension costs that have been reclassified from "Selling, general and administrative expenses" to "Other expense - net" in accordance with the adoption of accounting guidance in ASU 2017-07.
(2) Transaction costs are associated with the Crem Acquisition. These costs include $1.9 million related to inventory fair value purchase accounting adjustments recorded in "Cost of sales" for the year ended December 31, 2018 and $0.4 million and $5.2 million of professional services and other direct acquisition and integration costs recorded in "Selling, general and administrative expenses" for the three months and year ended December 31, 2018, respectively.
(3) Other items are costs, which are not representative of our operational performance. For the three months and year ended December 31, 2018, these costs include a $3.7 million loss on misappropriation of funds within our newly acquired Crem business, $1.3 million related to the costs associated with the restatement of previously issued consolidated financial statements in our Form 10-K/A for the year ended December 31, 2017 and $0.6 million associated with other professional services. Each of these costs have been recorded in "Selling, general and administrative expenses" for the three months and year ended December 31, 2018, respectively.
(4) Adjusted Operating EBITDA margin in the section above is calculated by dividing the dollar amount of Adjusted Operating EBITDA by net sales.

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share

In this release, we refer to Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share. We define Adjusted Net Earnings as net earnings before the impact of certain items, including gain or loss from impairment or disposal of assets, restructuring expense, separation expense, loss on modification or extinguishment of debt, acquisition-related transaction and integration costs, certain other items, expenses associated with pension settlements, foreign currency transaction gain or loss, the Tax Cuts and Jobs Act and the tax effect of the aforementioned adjustments, as applicable. Adjusted Diluted Net Earnings Per Share for each period represents Adjusted Net Earnings while giving effect to all potentially dilutive shares of common stock that were outstanding during the period. We believe these measures are helpful to investors in assessing the ongoing performance of our underlying businesses before the impact of certain items. Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share reconcile to net earnings and diluted net earnings per share, respectively, presented in accordance with U.S. GAAP as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except share data)	2018	2017	2018	2017
Adjusted Net Earnings:
Net earnings	$24.3	$66.9	$75.5	$132.9
(Gain) loss from impairment or disposal of assets — net	(0.1)	0.1	(0.4)	(4.0)
Restructuring expense	0.3	2.3	6.0	10.8
Separation expense	—	0.1	0.1	1.6
Loss on modification or extinguishment of debt	9.0	—	9.0	1.7
Transaction costs (1)	0.4	—	17.1	—
Other items (2)	5.6	—	5.6	—
Pension settlement (3)	2.4	—	2.4	—
Foreign currency transaction (gain) loss (4)	(3.3)	1.5	10.1	6.5
Tax Cuts and Jobs Act	(9.9)	(32.0)	(7.3)	(32.0)
Tax effect of adjustments (5)	(3.3)	(0.9)	(7.6)	(6.6)
Total Adjusted Net Earnings	$25.4	$38.0	$110.5	$110.9

Adjusted Diluted Net Earnings Per Share:
Diluted net earnings per share	$0.17	$0.47	$0.53	$0.94
(Gain) loss from impairment or disposal of assets — net per share	—	—	—	(0.03)
Restructuring expense per share	—	0.02	0.04	0.08
Separation expense per share	—	—	—	0.01
Loss on modification or extinguishment of debt per share	0.06	—	0.06	0.01
Transaction costs per share (1)	—	—	0.12	—
Other items per share (2)	0.04	—	0.04	—
Pension settlement costs per share (3)	0.02	—	0.02	—
Foreign currency transaction (gain) loss per share (4)	(0.02)	0.01	0.07	0.05
Tax Cuts and Jobs Act per share	(0.07)	(0.23)	(0.05)	(0.23)
Tax effect of adjustments per share (5)	(0.02)	(0.01)	(0.05)	(0.04)
Total Adjusted Diluted Net Earnings Per Share	$0.18	0.26	0.78	0.79

(1) Transaction costs are associated with the Crem Acquisition. These costs include $1.9 million related to inventory fair value purchase accounting adjustments recorded in "Cost of sales" for the year ended December 31, 2018 and $0.4 million and $5.2 million of professional services and other direct acquisition and integration costs recorded in "Selling, general and administrative expenses" for the three months and year ended December 31, 2018, respectively. Also included are losses of $10.0 million for the year ended December 31, 2018, respectively, related to a foreign currency hedge of the acquisition price of Crem recorded in "Other Expense-net."
(2) Other items are costs, which are not representative of our operational performance. For the three months and year ended December 31, 2018, these costs include a $3.7 million loss on misappropriation of funds within our newly acquired Crem business, $1.3 million related to costs associated with the restatement of previously issued consolidated financial statements in our Annual Report on Form 10-K/A for the year ended December 31, 2017 and $0.6 million of costs

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

associated with other professional services. Each of these costs has been recorded in "Selling, general and administrative expenses" for the three months and year ended December 31, 2018.
(3) Pension settlement primarily represents a non-cash pension settlement loss of $2.4 million, which was incurred in the fourth quarter of 2018 as a result of the purchase of a group annuity contract using assets from the U.S. pension plan to unconditionally transfer the legal obligation and risk to provide future benefit payments to the insurer.
(4) Foreign currency transaction gains and losses are inclusive of gains and losses on related foreign currency exchange contracts not designated as hedging instruments for accounting purposes.
(5) The tax effect of adjustments is determined using the statutory tax rates for the countries comprising such adjustments.

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

Third-party Net Sales and Organic Net Sales

In this release, we refer to Third-party Net Sales and Organic Net Sales. Third-party Net Sales reflect net sales for the segment excluding intersegment sales. Organic Net Sales reflect net sales before the impact of acquisitions and foreign currency translation. The impact from foreign currency translation is calculated by translating current period balances at prior period rates. We believe these measures are helpful to investors in assessing the ongoing performance of our underlying businesses. Third-party Net Sales and Organic Net Sales reconcile to net sales presented in accordance with U.S. GAAP as follows:

	For the Three Months Ended December 31, 2018 vs. 2017
	Favorable/(Unfavorable)
	Americas	EMEA	APAC	Welbilt
Organic Net Sales	0.6%	21.9%	16.4%	6.0%
Impact from acquisition	—%	27.4%	14.3%	6.2%
Foreign currency translation	(0.4)%	(3.9)%	(2.4)%	(1.2)%
Third-party Net Sales	0.2%	45.4%	28.3%	11.0%

	For the Year Ended December 31, 2018 vs. 2017
	Favorable/(Unfavorable)
	Americas	EMEA	APAC	Welbilt
Organic Net Sales	4.7%	6.3%	5.4%	5.0%
Impact from acquisition	—%	19.4%	9.6%	4.3%
Foreign currency translation	—%	3.8%	0.6%	0.7%
Third-party Net Sales	4.7%	29.5%	15.6%	10.0%

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2017	2018	2017
Consolidated:
Total sales	$470.7	$415.1	$1,842.6	$1,653.5
Less: Intersegment sales	(64.6)	(49.2)	(252.5)	(208.1)
Net sales (as reported)	406.1	365.9	1,590.1	1,445.4
Less: Crem Acquisition	(22.7)	—	(62.0)	—
Organic third-party net sales	383.4	365.9	1,528.1	1,445.4
Foreign currency translation	4.6	—	(10.0)	—
Organic Net Sales	$388.0	$365.9	$1,518.1	$1,445.4

Americas:
Net sales	$297.2	$291.0	$1,228.4	$1,166.8
Less: Intersegment sales	(36.0)	(30.2)	(137.5)	(124.7)
Organic third-party net sales (1)	261.2	260.8	1,090.9	1,042.1
Foreign currency translation	1.2	—	—	—
Organic Net Sales	$262.4	$260.8	$1,090.9	$1,042.1

EMEA:
Net sales	$106.3	$72.3	$385.1	$296.5
Less: Intersegment sales	(20.8)	(13.5)	(77.7)	(59.1)
Third-party net sales	85.5	58.8	307.4	237.4
Less: Crem Acquisition	(16.1)	—	(46.0)	—
Organic third-party net sales	69.4	58.8	261.4	237.4
Foreign currency translation	2.3	—	(9.1)	—
Organic Net Sales	71.7	$58.8	$252.3	$237.4

APAC:
Net sales	$67.2	$51.8	$229.1	$190.2
Less: Intersegment sales	(7.8)	(5.5)	(37.3)	(24.3)
Third-party net sales	59.4	46.3	191.8	165.9
Less: Crem Acquisition	(6.6)	—	(16.0)	—
Organic third-party net sales	52.8	46.3	175.8	165.9
Foreign currency translation	1.1	—	(0.9)	—
Organic Net Sales	$53.9	$46.3	174.9	$165.9

(1) Third-party net sales for the Americas segment are equivalent to Organic third-party net sales for the three months and years ended December 31, 2018 and 2017.

February 19, 2019
Welbilt Reports 2018 Fourth Quarter Operating Results

REVISIONS OF PRIOR PERIOD RESULTS AND RETROSPECTIVE ADOPTION OF ASU 2016-15, STATEMENT OF CASH FLOWS (TOPIC 230): CLASSIFICATION OF CERTAIN CASH RECEIPTS AND CASH PAYMENTS

The following tables set forth the effects of corrections for errors identified in the previously issued audited financial statements as of and for the year ended December 31, 2017, as well as the retrospective adoption of ASU 2016-15, both as further described above.

The following table summarizes the effects these error corrections had on the Company's consolidated balance sheets by financial statement line item:

	December 31, 2017
(in millions)	As Reported	Adjustment	As Revised
Cash and cash equivalents	$128.4	$(19.9)	$108.5
Short-term investment	—	19.9	19.9

The following table summarizes the effects these error corrections and the adoption of ASU 2016-15 had on the Company's consolidated statements of cash flows by financial statement line item:

	Year Ended December 31, 2017
(in millions)	As Reported	Effect of Accounting Adoption(1)(2)(3)	Adjustment	As Revised
Accounts receivable	$10.8	$(552.0)	$—	$(541.2)
Other current and long-term liabilities	6.3	—	(17.1)	(10.8)
Net cash used in operating activities	137.8	(552.0)	(17.1)	(431.3)
Cash receipts on beneficial interest in sold receivables	—	552.1	—	552.1
Changes in restricted cash	6.2	(6.2)	—	—
Other (4)	—	—	0.9	0.9
Net cash (used in) provided by investing activities	(3.4)	545.9	0.9	543.4
Effect of exchange rate changes on cash	(8.1)	—	15.0	6.9
Net increase (decrease) in cash and cash equivalents and restricted cash	74.6	(6.1)	(1.2)	67.3
Balance at beginning of period	53.8	6.4	(18.7)	41.5
Balance at end of period	128.4	0.3	(19.9)	108.8
(1) As a result of the adoption of ASU 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments," the Company reclassified consideration received for the beneficial interest obtained for transferring trade receivables in securitization transactions from operating activities to investing activities on the consolidated statements of cash flows for the year ended December 31, 2017.
(2) As a result of the adoption of ASU 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash," beginning and ending cash and cash equivalents shown on the consolidated statements of cash flows for the year ended December 31, 2017 were increased for restricted cash and cash flows provided by investing activities were reduced.
(3) Amounts included in the Effect of Accounting Adoption presentation reflect a rounding adjustment.
(4) Amounts reflect one additional misclassification error between operating activities and investing activities related to interest receipts on a net investment hedge.